EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-66294) of AZZ incorporated and in the related Prospectus pertaining to RCG Capital Marketing Group as the selling shareholder, (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ incorporated, (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ incorporated, (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan & Trust of AZZ incorporated, (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ incorporated (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ incorporated, (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ incorporated, and (Form S-8 No. 333-90968) pertaining the AZZ incorporated 2001 Long-Term Incentive Plan and (Form S-8 No. 333-131068) pertaining to the AZZ incorporated 2005 Long-Term Incentive Plan of our report dated August 31, 2011, appearing in this Annual Report on Form 11-K of AZZ incorporated Employee Benefit Plan and Trust for the fiscal year ended February 28, 2011.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
August 31, 2011